UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                               September 16, 2003

                                    814-00201
                            (Commission File Number)

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                               3000 SAND HILL ROAD
                              BUILDING 1, SUITE 155
                          MENLO PARK, CALIFORNIA 94025
              (Address of registrant's principal executive office)

                                  650-926-7000
                         (Registrant's telephone number)




ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         On September 16, 2003, the Fund engaged Ernst & Young LLP as the new independent accountants of the Fund.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         The Fund issued the following press release on September 16, 2003:



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                                                             [MVC CAPITAL LOGO]


CONTACT

Paul Caminiti/Kim Levy/Keil Decker
Citigate Sard Verbinnen
(212) 687-8080



            MVC SHAREHOLDERS APPROVE BOARD'S LONG-TERM PLAN FOR FUND

               --------------------------------------------------

     MENLO PARK, California, September 16, 2003 - MVC Capital (NYSE: MVC) today announced that Fund shareholders voted to implement the Board of Directors' long-term plan. At least 7.5 million votes were cast in favor of the plan, which represents 91 percent of the votes cast and 47 percent of the Fund's total outstanding shares.

     Under the plan, the Fund will adopt an amended investment strategy seeking to maximize total return from more traditional mezzanine investments, senior and subordinated loans and other private equity investments. Michael Tokarz, a private merchant banker and a former General Partner of Kohlberg Kravis Roberts & Co., will serve as the Chairman of the Board of Directors and Portfolio Manager of the Fund. Additionally, as part of the approved plan, the Fund will conduct a tender offer for 25% of MVC's outstanding shares at a price of 95% of the Fund's Net Asset Value. These measures will be implemented by the Board as soon as practicable.

     MVC Capital is a Business Development Company traded on the New York Stock Exchange. For additional information about MVC, please contact Kim Levy or Keil Decker at 212-687-8080.

                                      # # #

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MEVC DRAPER FISHER JURVETSON FUND I, INC.

By: /s/ Robert S. Everett
    ------------------------------
    Robert S. Everett
    Chief Executive Officer



Dated:  September 19, 2003